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                                                                EXHIBIT 23(o)(3)


                                POWER OF ATTORNEY


Know all men by these presents:


That I, Leo Slack, a member of the Board of Trustees of MARKET STREET FUND, do hereby make, constitute and appoint as my true and lawful attorneys in fact, JAMES BERNSTEIN, BECKY L. BRADLEY, ROSANNE GATTA, and CHRISTINE MULLEN, or each of them severally for me and in my name, place, and stead to sign the following registration statements and any and all amendments thereto on behalf of MARKET STREET FUND and file with the Securities and Exchange Commission:


         Registration Statements under the Securities Act of 1933 and/or the Investment Company Act of 1940.


Such appointment shall remain valid and in effect for so long as I shall be a member of the Board of Trustees of MARKET STREET FUND and for so long as any of JAMES BERNSTEIN, BECKY L. BRADLEY, ROSANNE GATTA, and CHRISTINE MULLEN shall be employed by PROVIDENT MUTUAL LIFE INSURANCE COMPANY.


                                              /s/ Leo Slack
                                              --------------------------------
                                              Leo Slack, Trustee

                                              June 29, 2001
                                              --------------------------------
                                              Date


OFFICER'S CERTIFICATION:


/s/ James Bernstein
----------------------

June 29, 2001
----------------------
Date